UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

August 31, 2017

Date of report (date of earliest event reported)

CONSUMER CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Avenue, 4th Floor

Unit B

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718)395-8150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02 Termination of a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to that certain current report on Form 8-K filed with the SEC on December 6, 2016, on December 1, 2016, Consumer Capital Group, Inc. (the “Company”), through its variable interest entity, America Arki Network Service Beijing Co., Ltd. (“Arki”), entered into certain Share Exchange Agreement with Yin Hang Financial Information Service (Shanghai) Co., Ltd., a company established under the laws of the People’s Republic of China (“Yin Hang”). Pursuant to the Agreement, the Company agreed to acquire 100% of the capital stock of Yin Hang in exchange for the issuance of 4,680,000 shares of Company’s common stock, par value $0.0001 per share, to Yin Hang’s shareholders, to be issued upon completion of audit of Yin Hang.

On August 31, 2017, Arki and Yin Hang entered into a Supplementary Agreement and mutually agreed to terminate the Share Exchange Agreement, effective immediately, because companies in the financial information industry are not permitted to be controlled by foreign companies outside of China. As a result of the termination, Yin Hang shall no longer be consolidated in the Company’s financial statements as of September 1, 2017.

A copy of the Supplementary Agreement is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	English Translation of Supplementary Agreement by and between America Arki Network Service Beijing Co., Ltd. and Yin Hang Financial Information Service (Shanghai) Co., Ltd., dated August 31, 2017

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 7, 2017	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao
	Name:	Jianmin Gao
	Its:	Chief Executive Officer

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